UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2015

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 East Kendall Street, Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 299-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 27, 2015, AVEO Pharmaceuticals, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “ATM Sales Agreement”) with MLV & Co. LLC (“MLV”) pursuant to which the Company may issue and sell shares of its common stock, $0.001 per share, having an aggregate offering price of up to $17,900,000 (the “Shares”) from time to time through MLV (the “Offering”). Also, on February 27, 2015, the Company filed a prospectus supplement with the Securities and Exchange Commission in connection with the Offering (the “Prospectus Supplement”) under its existing shelf registration statement, which became effective on May 21, 2012 (File No 333-178756).

Upon delivery of a placement notice and subject to the terms and conditions of the Agreement, MLV may sell the Shares by methods deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on The NASDAQ Global Select Market, on any other existing trading market for the Company’s common stock or sales made to or through a market maker.

With the Company’s prior written approval, MLV may also sell the Shares by any other method permitted by law, including in negotiated transactions. The Company or MLV may suspend or terminate the offering of Shares upon notice to the other party and subject to other conditions. MLV will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of NASDAQ.

The Company has agreed to pay MLV commissions for its services in acting as agent in the sale of the Shares in the amount of up to 3.0% of the gross sales price of all Shares sold pursuant to the Agreement. The Company has also agreed to provide MLV with customary indemnification and contribution rights.

A copy of the ATM Sales Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the ATM Sales Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued a legal opinion relating to the Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The Shares are registered pursuant to an effective shelf Registration Statement on Form S-3 (File No. 333-178756) and offerings for the Shares will be made only by means of the Prospectus Supplement. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The Exhibits to this Current Report on Form 8-K are listed in the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO PHARMACEUTICALS, INC.

Date: February 27, 2015	By	/s/ Michael Bailey

Michael Bailey
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	ATM Sales Agreement, dated February 27, 2015, by and among the Company and MLV & Co. LLC

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, dated February 27, 2015

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)